                                                                  Ex-23.3







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Q COMM INTERNATIONAL,INC., of our report dated March 24, 2000, relating to the financial statements of QCOMM INTERNATIONAL, INC, for the year ended December 31, 1999.



/s/ Pritchett, Siler & Hardy, P.C.
-----------------------------------
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 9, 2000